UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2017

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.03 - Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 - Submission of Matters to a Vote of Security Holders
Item 9.01 - Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 3.1

Item 5.03 Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2017, Yield10 Bioscience, Inc. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, with the Secretary of State of the State of Delaware. The Certificate of Amendment, effective as of May 26, 2017, effects a reverse stock split of the Company’s common stock at a ratio of 1-to-10.

As described below, our stockholders approved an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio in the range of 1-for-2 to 1-for-10. On May 24, 2017, the Company’s Board of Directors selected the 1-for-10 reverse stock split ratio and authorized the implementation of the reverse stock split.

As a result of the reverse stock split, every 10 shares of our pre-reverse split common stock will be combined and reclassified into one share of our common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof.

Our transfer agent, American Stock Transfer & Trust Company, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On May 26, 2017, we issued a press release with respect to the reverse stock split described above, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On May 24, 2017, the Company held its 2017 annual meeting of its stockholders (the “Annual Meeting”). As of March 27, 2017, the record date for the Annual Meeting, there were 28,402,471 shares of the Company’s common stock outstanding and entitled to vote. At the Annual Meeting, the holders of 23,027,210 shares of the Company’s common stock were present in person or represented by proxy, which represented 81.07 % of the total shares entitled to vote at the Annual Meeting.
A summary of the matters voted upon by the stockholders at the Annual Meeting, each of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2017 (the “Proxy Statement”), and the final voting results for each matter are set forth below.
Proposal 1 - Election of Directors:
Stockholders reelected the nominees identified below as Class II directors of the Company to hold office until the annual meeting of stockholders in 2020 and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal. The voting results for each nominee were as follows:

Name of Class II Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Oliver P. Peoples, Ph.D.	18,236,913	182,830	4,607,467
Joseph Shaulson	18,190,964	228,779	4,607,467
Proposal 2 - Authorization of Reverse Stock Split:
Stockholders authorized the Board of Directors to amend the Restated Certificate of Incorporation to effect a reverse stock split at a ratio in the range from 1-for-2 to 1-for-10, such ratio within that range to be determined by the Board of Directors in its sole discretion, and with the Board of Directors effecting the split, if at all, no later than November 24, 2017. The voting results for the proposal were as follows:

Votes For	Votes Against	Votes Abstain
22,773,791	190,964	62,455

Proposal 3 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:
The selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain
22,927,706	59,129	40,375

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Yield10 Bioscience, Inc.
99.1	Press Release dated May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: May 26, 2017	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Yield10 Bioscience, Inc.
99.1	Press Release dated May 26, 2017.